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      [SIGNATURE]


                                     EXHIBIT II


                         CONSENT OF INDEPENDENT ACCOUNTANTS




           We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-86615 and 333-42755) of IBM Credit Corporation of our report dated January 19, 2000, appearing on page 16 of this Form 10-K.



      /s/PricewaterhouseCoopers LLP
      Stamford, CT
      March 16, 2000